As filed with the Securities and Exchange Commission on July 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JABIL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-1886260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North St. Petersburg, Florida	33716
(Address of Principal Executive Offices)	(Zip Code)

JABIL CIRCUIT, INC. 2011 STOCK AWARD AND INCENTIVE PLAN

(Full title of the plan)

Robert L. Katz, Esq.

Executive Vice President and General Counsel

Jabil Inc.

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

(727) 577-9749

(Name, address and telephone number, including area code, of agent for service)

Copies of all communications to:

Thomas J. Kim, Esq.

Sidley Austin LLP

1501 K Street, N.W.

Washington, DC 20005

Phone: (202) 736-8615

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	6,413,380	$32.21	$206,574,969.80	$26,813.43

(1)

Jabil Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register the offer and sale of an additional 6,413,380 shares of Common Stock, par value $0.001 per share (the “Common Stock”), for issuance under the Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan (the “2011 Stock Plan”) pursuant to the share recycling provisions set forth in Section 3(a) of the 2011 Stock Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the 2011 Stock Plan relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The price per share represents the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on July 13, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Jabil Inc., a Delaware corporation (the “Registrant”), relating to 6,413,380 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan, as amended and restated (the “2011 Stock Plan”), pursuant to the share recycling provisions set forth in Section 3(a) of the 2011 Stock Plan. The Registrant filed with the Securities and Exchange Commission (the “Commission”) on October 19, 2017 a Registration Statement on Form S-8 (Registration No. 333-221022) relating to shares of Common Stock issuable under the 2011 Stock Plan (the “Prior Registration Statement”). The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2019, filed with the Commission on October 22, 2019;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2019, filed with the Commission on January 3, 2020;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2020, filed with the Commission on April 1, 2020;

(4)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2020, filed with the Commission on June 30, 2020;

(5)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on October 22, 2019, January 15, 2020, January 28, 2020, April 29, 2020, May 20, 2020 and July 13, 2020; and

(6)

The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 28, 1998, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being herein referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

ITEM 8. EXHIBITS.

INDEX OF EXHIBITS

Incorporated by Reference Herein
Exhibit No.	Description	Filed Herewith	Form	Exhibit	Filing Date/Period End Date

3.1	Registrant’s Certificate of Incorporation, as amended.		10-Q	3.1	5/31/2017

3.2	Registrant’s Bylaws, as amended.		10-Q	3.2	5/31/2017

4.1	Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan.		Proxy	Appendix A	12/9/2016

5.1	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.	X

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).	X

23.2	Consent of Ernst & Young LLP.	X

24.1	Powers of Attorney (set forth on the signature page of the Registration Statement).	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on July 17, 2020.

JABIL INC.

By:	/s/ Michael Dastoor
Michael Dastoor, Chief Financial Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of Jabil Inc., hereby severally constitute and appoint Michael Dastoor and Robert L. Katz, each acting alone as an attorney-in-fact with the full power of substitution, for and in the name, place and stead of each of us in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

By:	/s/ Timothy L. Main	Chairman of the Board of Directors	July 17, 2020
Timothy L. Main

By:	/s/ Thomas A. Sansone	Vice Chairman of the Board of Directors	July 17, 2020
Thomas A. Sansone

By:	/s/ Mark T. Mondello	Chief Executive Officer and Director	July 17, 2020
	Mark T. Mondello	(Principal Executive Officer)

By:	/s/ Michael Dastoor	Chief Financial Officer (Principal	July 17, 2020
	Michael Dastoor	Financial and Accounting Officer)

By:	/s/ Anousheh Ansari	Director	July 17, 2020
Anousheh Ansari

By:	/s/ Martha F. Brooks	Director	July 17, 2020
Martha F. Brooks

By:	/s/ Christopher S. Holland	Director	July 17, 2020
Christopher S. Holland

By:	/s/ John C. Plant	Director	July 17, 2020
John C. Plant

By:	/s/ Steven A. Raymund	Director	July 17, 2020
Steven A. Raymund

By:	/s/ David M. Strout	Director	July 17, 2020
David M. Strout

By:	/s/ Kathleen A. Walters	Director	July 17, 2020
Kathleen A. Walters